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        As filed with the Securities and Exchange Commission on April 13, 1998
                                                       Registration No. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                    -------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       Under
                             THE SECURITIES ACT OF 1933

                                    -------------

                                H.B. FULLER COMPANY
               (Exact name of registrant as specified in its charter)

          Minnesota                                    41-0268370
     (State or other jurisdiction                      (I.R.S. Employer
     of incorporation or organization)                 Identification No.)

     1200 Willow Lake Boulevard
     St. Paul, Minnesota                               55110-5101
(Address of Principal Executive Offices)               (Zip Code)


                     H.B. FULLER COMPANY DIRECTORS' STOCK  PLAN
                              (Full title of the plan)

                                             Copy to:
Richard C. Baker                             Jay L. Swanson
H.B. Fuller Company                          Dorsey & Whitney LLP
1200 Willow Lake Boulevard                   Pillsbury Center South
St. Paul, Minnesota 55110-5101               220 South Sixth Street
(Name and address of agent for service)      Minneapolis, Minnesota 55402


                                    (612) 236-5900
            (Telephone number, including area code, of agent for service)

                                    -------------

                           CALCULATION OF REGISTRATION FEE


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
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                                                   Proposed maximum         Proposed maximum    Amount of
Title of securities to be       Amount to be        offering price per       aggregate offering  registration
registered                      registered          share(1)                 price               fee(2)
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
Common Stock, $1.00 par value   75,000 shares       $59.65625                $4,474,218.75       $1,320
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
(1) Estimated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices for the Common Stock on the Nasdaq National Market on April 9, 1998.

(2)  Pursuant to Section 6(b) of the Securities Act of 1933, as amended.

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                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents of H.B. Fuller Company (the "Company") which have been filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended November 29, 1997;

     (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since November 29, 1997; and

     (c) the description of the Company's Common Stock, par value $1.00 per share, contained in any registration statement filed by the Company under the Exchange Act, including any amendments or reports filed for the purpose of updating any such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION  OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Bylaws provide that the Company will indemnify directors, officers and employees (and will advance expenses of such persons), for such expenses and liabilities, in such manner, under such circumstances, and to such extent as required or permitted by the Minnesota Business Corporation Act (the"MBCA"), Section 302A.521, as now enacted or hereafter amended.

     MBCA Section 302A.521 provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal

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proceeding, had no reasonable cause to believe the conduct was unlawful; and
(5) in the case of acts or omissions occurring in the Official Capacity (as such term is defined in Section 302A.521, Subd. 1(c)(1) and (2)), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in such person's Official Capacity (as such term is defined in Section 302A.521, Subd. 1(c)(3)), reasonably believed that the conduct was not opposed to the best interests of the corporation.

     The Company's Articles of Incorporation provide that a director of the Company is not personally liable to the Company or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for (a) liability based upon a breach of the director's duty of loyalty to the Company or its shareholders; (b) liability for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (c) liability based upon the payment of an improper dividend or an improper repurchase of the Company's stock under Section 302A.559 of the MBCA or upon violation of federal or state securities laws; (d) liability for any transaction from which the director derived an improper personal benefit; or (e) liability for any act or omission occurring prior to the date Article VI of the Company's Articles of Incorporation became effective. The Company's Articles of Incorporation also provide that, if the MBCA is subsequently amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company will be limited to the fullest extent permitted by the MBCA. Any repeal or modification of Article VI of the Company's Articles of Incorporation, which contains the aforementioned provisions regarding director liability and indemnification, will not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification, and will be made only upon the affirmative vote of 95.5% of votes represented by shares of the Common Stock and all series of Preferred Stock then outstanding voting as a single class of the Company present, in person or by proxy, at a meeting of shareholders duly called for such purpose.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

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

Exhibit
Number                      Description
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
 4(a) Rights Agreement, dated as of July 18, 1996, between H.B. Fuller Company and Norwest Bank Minnesota, National Association, as Rights Agent, which includes as an exhibit the form of Right Certificate, incorporated by reference to Exhibit 4 to the Registrant's Form 8-K, dated July 24, 1996.

 4(b) Restated Articles of Incorporation referring to rights of securityholders, Articles III, VII - incorporated by reference to
           Exhibit 4(b) to the Registrant's Annual Report on Form 10-K for the year ended November 30, 1992.

 4(c) Specimen Stock Certificate - incorporated by reference to Exhibit 4(c) to the Registrant's Annual Report on Form 10-K for the year ended November 30, 1995.

 4(d) Stock Exchange Agreement, dated July 18, 1996, between H.B. Fuller Company and Elmer L. Andersen, including Designations for Series B Preferred Stock, incorporated by reference to Exhibit 10 to the Registrant's Form 8-K, dated July 24, 1996.

 5         Opinion of Dorsey & Whitney LLP.

23.1       Consent of Dorsey & Whitney LLP (included in Exhibit 5).

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23.2       Consent of Price Waterhouse LLP.

24         Power of Attorney
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ITEM  9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on April 13, 1998.

                                        H.B. FULLER COMPANY


                                        By /s/ Walter Kissling
                                           ----------------------------------
                                           Walter Kissling
                                           President, Chief Executive Officer
                                           and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


By /s/ Walter Kissling                        Dated:   April 13, 1998
   ----------------------------------
     Walter Kissling
     President, Chief Executive Officer
     and Director
     (principal executive officer)

By             *                              Dated:   April 13, 1998
   ----------------------------------
     Jorge Walter Bolanos
     Senior Vice President, Chief Financial
     Officer and Treasurer
     (principal financial officer)

By             *                              Dated:   April 13, 1998
   ----------------------------------
     David J. Maki
     Vice President and Controller
     (principal accounting officer)

By             *                              Dated:   April 13, 1998
   ----------------------------------
     Anthony L. Andersen
     Chair, Board of Directors and Director

By             *                              Dated:   April 13, 1998
   ----------------------------------
     Norbert R. Berg
     Director

By             *                              Dated:   April 13, 1998
   ----------------------------------
     Edward L. Bronstein, Jr.
     Director

By
   ----------------------------------
     Robert J. Carlson
     Director

By             *                              Dated:   April 13, 1998
   ----------------------------------
     Freeman A. Ford
     Director

By             *                              Dated:   April 13, 1998
     Gail D. Fosler
   ----------------------------------
     Director

By             *                              Dated:   April 13, 1998
   ----------------------------------
     Reatha Clark King
     Director

By             *                              Dated:   April 13, 1998
   ----------------------------------
     John J. Mauriel, Jr.
     Director

By             *                              Dated:   April 13, 1998
   ----------------------------------
     Lee R. Mitau
     Director

By             *                              Dated:   April 13, 1998
   ----------------------------------
     Rolf Schubert
     Vice President and Director

By             *                              Dated:   April 13, 1998
   ----------------------------------
     Lorne C. Webster
     Director

* By /s/ Walter Kissling
   ----------------------------------
     Walter Kissling
     Attorney-in-Fact
                                     -7-

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                                    EXHIBIT INDEX




Exhibit Number      Description
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
     4.1       Rights Agreement, dated as of July 18, 1996, between H.B. Fuller
               Company and Norwest Bank Minnesota, National Association, as
               Rights Agent, which includes as an exhibit the form of Right
               Certificate, incorporated by reference to Exhibit 4 to the
               Registrant's Form 8-K, dated July 24, 1996.

     4.2 Restated Articles of Incorporation referring to rights of securityholders, Articles III, VII - incorporated by reference to
               Exhibit 4(b) to the Registrant's Annual Report on Form 10-K for the year ended November 30, 1992.

     4.3       Specimen Stock Certificate - incorporated by reference to Exhibit
               4(c) to the Registrant's Annual Report on Form 10-K for the year ended November 30, 1995.

     4.4       Stock Exchange Agreement, dated July 18, 1996, between H.B.
               Fuller Company and Elmer L. Andersen, including Designations for
               Series B Preferred Stock, incorporated by reference to Exhibit 10 to the Registrant's Form 8-K, dated July 24, 1996.

     5         Opinion of Dorsey & Whitney LLP

    23.1       Consent of Dorsey & Whitney LLP  (included in Exhibit 5)

    23.2       Consent of Price Waterhouse LLP

    24         Power of Attorney
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